Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN LONGEVERON INC.’S PROSPECTUS DATED             , 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS LLC, THE INFORMATION AGENT, BY CALLING (212) 297-0720 (BANKERS AND BROKERS) OR (844) 201-1170 (ALL OTHERS) OR BY EMAIL AT INFO@OKAPIPARTNERS.COM.

FORM OF NOTICE OF GUARANTEED DELIVERY FOR
RIGHTS CERTIFICATES
LONGEVERON iNC.

This form, or one substantially equivalent hereto, must be used to exercise the transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated                      , 2023 (the “Prospectus”) of Longeveron Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate”), to the subscription agent listed below (the “subscription agent”) prior to 5:00 p.m., Eastern time, on                      , 2023 (as it may be extended, the “expiration date” and the “expiration time”).

This form must be delivered by hand or sent by first class mail, overnight courier or sent by email transmission to the subscription agent, and must be received by the subscription agent prior to the expiration time. See “The Rights Offering — Guaranteed Delivery Procedures.”

Payment of the subscription price of $              per share of the Company’s Class A common stock, par value $0.001 per share, subscribed for upon exercise of such Rights must be received by the subscription agent in the manner specified in the Prospectus prior to the Expiration time even if the Rights Certificate evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Guaranteed Delivery Procedures.”

Failure to pay the subscription price in full prior to the Expiration time will result in a forfeiture of the Rights.

By First Class Mail, Hand Delivery, Overnight Courier:

Colonial Stock Transfer Company, Inc.
Attn: Amy Parker
7840 S 700 E.
Sandy, UT 84070

Telephone Number for Confirmation:

(801) 355-5740

If you have other questions or need assistance, please contact Okapi Partners LLC, the information agent, by telephone at (212) 297-0720 (bankers and brokers) or (844) 201-1170 (all others) or by email at info@okapipartners.com.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

The undersigned, a member firm of the NYSE, NASDAQ or other national exchange, or bank or trust company, must communicate this guarantee and indicate the number of shares of Class A common stock subscribed for in connection with this guarantee (separately disclosed as to the basic subscription right and the over-subscription privilege, subject to proration, as described in the Prospectus) to the subscription agent. The subscription agent must receive this guarantee and payment in full for all subscribed shares of Class A common stock subscribed for in connection with this guarantee prior to the expiration time. In addition, the subscription agent must receive a properly completed and signed Rights Certificate no later than the close of business on the second business day after the expiration date. Failure to comply with these requirements will result in a forfeiture of any Rights not otherwise validly exercised by the expiration date as set forth in the Prospectus.

Ladies and Gentlemen:

The undersigned, a member firm of the NYSE, NASDAQ or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the subscription agent (i) prior to 5:00 p.m., Eastern Time, on the second business day after the expiration date (               , 2023, unless extended, as described in the Prospectus) of a properly completed and executed Rights Certificate and (ii) prior to 5:00 p.m., Eastern Time, on the expiration date, payment in full for all subscribed shares of Class A common stock. Participants should notify the subscription agent prior to covering through the submission of a physical security directly to the subscription agent based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

Price for shares of Class A common stock subscribed for under the basic subscription right and for any additional shares of common stock subscribed for pursuant to the over-subscription privilege, subject to proration, as described in the Prospectus, as subscription for such shares of Class A common stock is indicated herein or in the Rights Certificate.

Method of delivery of the Notice of Guaranteed Delivery (circle one):

A.	Through DTC
B.	Direct to Colonial Stock Transfer Company, Inc., as subscription agent.

Please reference below the registration of the Rights to be delivered.

Name of Firm
Authorized Signature
DTC Participant Number
Title
Contact Name
Address
City	State
Phone Number
Date:

The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the Rights Certificate to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.